UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza, 3rd Floor, Pearl River, NY	10965
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On October 19, 2022, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing that the three leading, independent proxy advisory firms – Institutional Shareholder Services (ISS), Glass Lewis and Co, LLC and Egan-Jones & Co – each recommend that the Company’s shareholders vote “For” Proposal 2, Reverse Stock Split, at Acorda’s Special Meeting of Stockholders scheduled for November 4, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 8.01.

Additional Information and Where to Find It

On September 22, 2022, the Company filed the Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) and definitive form of proxy card with the United States Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. On October 7, 2022, the Company filed a Supplement to the Proxy Statement. Investors and stockholders are strongly encouraged to read the Proxy Statement and Supplement, the accompanying proxy card and other documents filed by the Company in their entirety, as they contain important information.

Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investors section of our website at www.acorda.com. You may also obtain additional copies of the Proxy Statement and other proxy solicitation materials by contacting our proxy solicitor, D.F. King & Co., Inc., as directed above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 19, 2022	By:	/s/ Michael Gesser
	Name:	Michael Gesser
	Title:	Chief Financial Officer and Treasurer

Exhibit 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

ISS, Glass Lewis and Egan-Jones Recommend that Acorda Stockholders Vote FOR the Proposal to Implement a Reverse Stock Split

PEARL RIVER, NY. – October 19, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that the three leading, independent proxy advisory firms—Institutional Shareholder Services (ISS), Glass Lewis and Co, LLC and Egan-Jones & Co – all recommend that shareholders vote “For” Proposal 2, Reverse Stock Split, at Acorda’s Special Meeting of Stockholders, scheduled for November 4, 2022.

“We appreciate the confirmation of the need for and urgency of this proposal,” said John P. Kelley, Chair of Acorda’s Board of Directors. “The proposal to allow the board to implement a reverse split, if necessary, is critical to ensure that Acorda does not become delisted from Nasdaq. If delisting were to occur, we may be in default on our agreements with our debtholders, and may need to declare bankruptcy.”

How Stockholders Can Vote:

Stockholders are encouraged to cast your vote promptly FOR the Reverse Split proposal without further delay.

By phone: Call 1-800-967-5051, Monday – Friday 9am to 10pm ET; Saturday 10am – 6pm ET. If you call after hours, leave a message and the call center will call you back the next day.

Online: www.proxyvote.com Please have the control number that was sent to you in the mail

Mail: Sign, date and return your proxy card in the postage-paid, stamped envelope provided

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock, including the potential delisting of our common stock from the Nasdaq Global Select Market and actions that we may take, such as a reverse stock split, in order to attempt to maintain such listing; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the timely production of commercial supplies of INBRIJA and AMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA;competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

###